UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2011

Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

20900 NE 30th Avenue, Eighth Floor, Aventura, FL 33180
 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Double Eagle Holdings, Ltd., unless the context requires otherwise.

Item 8.01	Other Events

On November 10, 2011, we announced that we had entered into an exclusive five-year endorsement agreement (the “Agreement”) in the sports nutrition and energy categories with Tiger Woods. Mr. Woods, a professional golfer, is one of the world’s most recognizable athletes.  Pursuant to the terms of the Agreement, Mr. Woods will evaluate and promote our technology and planned products as well as consent to the use of his name, photograph, appearance, likeness, reputation, voice and signature, as is customary in endorsement agreements. Mr. Woods’ compensation under the Agreement consists of a combination of cash, a warrant and stock options, which are scheduled at regular intervals or tied to certain performance milestones.

The press release announcing the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

Date: November 10, 2011	By:	/s/ Adam Adler
	Name:	Adam Adler
	Its:	President